    As filed with the Securities and Exchange Commission on July 31, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             CHART INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                      34-1712937
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             35555 Curtis Boulevard
                              Eastlake, Ohio 44095
          (Address of Principal Executive Offices, including Zip Code)

                     --------------------------------------

           CHART INDUSTRIES, INC. 1997 STOCK OPTION AND INCENTIVE PLAN
                  CHART INDUSTRIES, INC. 1997 STOCK BONUS PLAN
                            (Full Title of the Plans)

                     --------------------------------------

                                Arthur S. Holmes
                      Chairman and Chief Executive Officer
                             Chart Industries, Inc.
                             35555 Curtis Boulevard
                              Eastlake, Ohio 44095
                     (Name and Address of Agent for Service)

                                 (216) 946-2525
          (Telephone Number, including Area Code, of Agent for Service)

                     --------------------------------------

                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                 Proposed          Proposed
Title of                                          maximum           maximum
securities                       Amount          offering          aggregate        Amount of
to be                             to be            price           offering       registration
registered                     registered      per share (1)       price (1)           fee
-----------------------------------------------------------------------------------------------

Common Stock, par value
$.01 per share                 525,000 (2)        $18.00          $9,450,000       $2,864.00
-----------------------------------------------------------------------------------------------


(1)  Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common
     Stock of Chart Industries, Inc. reported on the New York Stock Exchange on July 29, 1997.

(2)  Of the shares of Common Stock registered hereby, 375,000 shares are issuable pursuant to the Chart Industries, Inc. 1997 Stock Option and Incentive Plan, and 150,000 shares are issuable pursuant to the Chart Industries, Inc. 1997 Stock Bonus Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by Chart Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

          (3)  The Company's Current Report on Form 8-K dated May 1, 1997; and

          (4) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated October 2, 1992 (File No. 1-11442), and any amendments and reports filed for the purpose of updating that description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

          Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

       Article VII of the Company's Amended and Restated Certificate of Incorporation provides that Directors of the Company are not personally liable to the Company for any breach of fiduciary duty as a Director, except in limited circumstances.

       Article VII of the Company's Amended and Restated By-Laws provides in part that the Company shall indemnify any Director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company, or is or was serving at the request of the Company, as a Director or officer of certain other entities, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and under certain circumstances, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company. Responsibility for determinations with respect to such indemnification shall be made by the Board of Directors, by independent legal counsel or by the stockholders of the Company.

       The Company also has entered into indemnity agreements (the "Indemnity Agreements") with its Directors and officers that expand the protection provided to the Company's Directors and officers and are based upon sections of the DGCL and Article VII of the Company's ByLaws that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and Article VII of the By-Laws is substantially the same except that, pursuant to the Indemnity Agreements, indemnity is expressly provided for settlements in derivative actions and partial indemnification is permitted in the event that the Director or officer is not entitled to full indemnification.

       Both the DGCL and Article VII of the Company's By-Laws provide that the Company may maintain insurance to cover loss incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liabilities of Directors and officers of the Company arising under the Securities Act of 1933.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.   EXHIBITS.

       See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.   UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 29th day of July, 1997.


                                 CHART INDUSTRIES, INC.



                                 By: /s/ Arthur S. Holmes
                                    __________________________________________
                                    Arthur S. Holmes
                                    Chairman and Chief Executive Officer



       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 29, 1997.

            SIGNATURES                                TITLE
            ----------                                -----

     /s/ Arthur S. Holmes
-------------------------------------      Chairman & Chief Executive Officer
         Arthur S. Holmes                  and a Director (Principal Executive
                                           Officer)
     /s/ Don A. Baines
-------------------------------------      Chief Financial Officer, Treasurer and
         Don A. Baines                     a Director (Principal Financial Officer
                                           and Principal Accounting Officer)
     /s/ Richard J. Campbell
-------------------------------------      Director
         Richard J. Campbell

     /s/ Lazzaro G. Modigliani
-------------------------------------      Director
         Lazzaro G. Modigliani


                                  EXHIBIT INDEX

     EXHIBIT
      NUMBER                  EXHIBIT DESCRIPTION
      ------                  -------------------

       4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

       4.2 Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

       4.3 Specimen certificate for the Common Stock, par value $.01 per share, of the Company, incorporated herein by reference to Exhibit
              4.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 33-52754).

       4.4    Chart Industries, Inc. 1997 Stock Option and Incentive Plan.

       4.5    Chart Industries, Inc. 1997 Stock Bonus Plan.

       5.1    Opinion of Calfee, Halter & Griswold LLP.

      23.1    Consent of Ernst & Young LLP.

      23.2    Consent of Calfee, Halter & Griswold LLP, included in Exhibit 5.1.


                                      E-1